EXHIBIT 10.2

                        SETTLEMENT AND RELEASE AGREEMENT
                        --------------------------------

         This SETTLEMENT AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of December 21, 2007, by and between Steven Madden, Ltd., a Delaware corporation (the "Company"), and James Randel ("Randel").

         WHEREAS, the parties hereto are parties to that certain Membership Interest Purchase Agreement (the "Purchase Agreement"), dated as of May 16, 2007, by and among the Company and the members (the "Members") of Compo Enhancements, LLC ("Compo") and that certain Earn-Out Agreement, dated as of May 16, 2007, by and among the Company and the Members (the "Earn-Out Agreement"), which were entered into in connection with the Company's acquisition of the outstanding ownership interests of Compo (the "Transaction").

         WHEREAS, the parties hereto desire to set forth these and other agreements as set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

         Section 1. Settlement. The parties hereby agree that, prior to the consummation of the Transaction, all amounts payable by the Company to Compo were correctly calculated and paid in accordance with the arrangement between Compo and the Company that existed prior to the consummation of the Transaction (the "Pre-Transaction Arrangement"), and that no additional payments are required by either Compo or the Company in respect of the Pre-Transaction Arrangement. In full and final resolution and settlement of all disputes relating to the Pre-Transaction Arrangement, the Company hereby (a) forgives all amounts in respect of the Working Capital Refund (as such term is defined in the Purchase Agreement) that Randel may be obligated to pay to the Company pursuant to Section 2.3(b)(ii) of the Purchase Agreement, and (b) agrees to make all of the Settlement Payments (as hereinafter defined). For purposes of this Section 1, the term "Settlement Payments" means, collectively, (x) the payment of all United States custom fees due by Compo for the Company's imports, and (y) within seven days after the date hereof, (i) the payment of $20,475.83 to WEEKS-LERMAN GROUP, LLC and $40,000 to The Preschoolians Company in respect of amounts previously paid by The Preschoolians Company to DHL and credited to the Company's DHL account, and (ii) the delivery to Jeffrey Silverman of a check payable to DHL in the amount of $23,531.92 for delivery to DHL.

         Section 2. Randel Release. Randel, on behalf of himself, his employees, agents and representatives, and their respective successors and assigns, past, present and future (the "Randel Releasing Parties"), hereby releases and forever discharges the Company, its officers, directors, employees, agents and representatives, and their respective successors and assigns, past, present and future (the "Randel Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, liabilities,
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obligations, expenses, losses and demands whatsoever, in law, admiralty, equity or otherwise (collectively, the "Claims") (i) against the Randel Released Parties which the Randel Releasing Parties have ever had, now have, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever based upon, in connection with, or arising from or related to (a) the parties' respective rights and obligations pursuant to the Earn-Out Agreement and pursuant to the Purchase Agreement and (b) the Pre-Transaction Arrangement, and (ii) against the Randel Released Parties in connection with, arising from or related to all other matters and events that occurred prior to the date hereof.

         Section 3. Company Release. The Company, on behalf of itself and its shareholders, directors, officers, employees, agents and representatives, and their respective heirs, executors, administrators, successors and assigns, past, present and future (the "Company Releasing Parties"), hereby releases and forever discharges Randel, his employees, agents and representatives, and their respective heirs, executors, administrators, successors and assigns, past, present and future (the "Company Released Parties"), from any and all Claims (i) against the Company Released Parties which the Company Releasing Parties have ever had, now have, or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever based upon, in connection with, or arising from or related to (a) the parties' respective rights and obligations pursuant to the Earn-Out Agreement and pursuant to the Purchase Agreement and
(b) the Pre-Transaction Arrangement, and (ii) against the Company Released Parties in connection with, arising from or related to all other matters and events that occurred prior to the date hereof.

         Section 4. Further Assurances. Each of the parties hereto agree to execute such additional documents and agreements as are necessary to effectuate the intents and purposes of this Agreement.

         Section 5. Miscellaneous.

                (a) Amendments and Waivers. Neither this Agreement nor any term or provision hereof may be amended or terminated in any manner other than by an instrument in writing signed by each party hereto. Any rights under this Agreement may be waived only by a writing signed by the party entitled to the benefit thereof.

                (b) Integration. This Agreement, together with the Purchase Agreement, represents a complete and fully integrated agreement among the parties hereto and supersedes any prior proposals, letters or other discussions between or among the parties concerning the subject matter hereof or thereof, and all such proposals, letters or other discussions are likewise of no binding effect. The parties acknowledge that they entered into this Agreement voluntarily, that they fully understand all of its provisions, and that no representations were made to induce execution of this Agreement that are not expressly contained herein. Nothing in this Agreement will diminish or otherwise affect the parties' respective rights and obligations under any other agreements between the parties, other than as specified in this Agreement. The Purchase Agreement remains in full force and effect except as expressly modified pursuant to this Agreement.

                (c) Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of laws principles. The parties hereto shall seek

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to settle amicably all disputes arising in connection with this Agreement. If such disputes cannot be so settled, the parties agree that these disputes shall be resolved by use of the federal or state courts in New York City, New York.

                (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of a signature page to this Agreement.

                (f) Interpretation. Each party has been (or has had the opportunity to be) represented by its own counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, no provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against any party hereto.

                (g) Certain Matters. Certain Matters. The Company reaffirms that: (i) Jeffrey Neal LLC (d/b/a Preschoolians) was using the same .net 2.0 code to run its ecommerce business as stevemadden.com, including but not limited to, code for order fulfillment, related items, design your own and made to order fulfillment of orders in China, (ii) Preschoolians LLC (d/b/a Preschoolians) continued to use this code after Compo was purchased by the Company and (iii) Jeffrey Neal LLC has and will continue to have a royalty-free, assignable, worldwide, irrevocable and perpetual right and license to use this code in any manner it chooses. Each of Jeffrey Neal LLC and the Company may freely update and upgrade such code and make derivative works from such code, and each of Jeffrey Neal LLC and the Company respectively shall own the exclusive rights to such updates, upgrades and derivative works as it may make.

                (h) Construction. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) the word "including" shall mean "including without limitation," (iii) words in the singular include the plural and vice versa, (iv) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (v) any reference to a Section refers to a Section of this Agreement, unless otherwise stated.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       STEVEN MADDEN, LTD


                                       By: /s/ Jamieson A. Karson
                                           -------------------------------------
                                           Name:  Jamieson A. Karson
                                           Title: Chairman and Chief Executive
                                                  Officer


                                       /s/ James Randel
                                       -----------------------------------------
                                       James Randel